UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) – February 1, 2013

WEST PHARMACEUTICAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-8036	23-1210010
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Herman O. West Drive, Exton, PA		19341-0645
(Address of principal executive offices)		(Zip Code)

 Registrant’s telephone number, including area code: 610-594-2900

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.
On February 1, 2013, West Pharmaceutical Services, Inc. (the “Company”) and certain of its subsidiaries entered into the First Amendment (the “Amendment”) to that certain Credit Agreement dated as of June 3, 2011 (the “Credit Agreement”) among the Company, certain of its subsidiaries, and PNC Bank, National Association, which provided the Company with a floating interest rate revolving credit facility of up to $50 million, converting to a term loan upon the earlier of (a) June 3, 2013 and (b) the earlier of (i) the date on which the Company notifies PNC Bank, National Association that construction of the Company's global headquarters and research facility is complete and (ii) the date that the Company acquires the global headquarters and research facility. The Amendment, among other things: (i) permits the Company to draw on the facility between monthly anniversary dates after January 1, 2013; (ii) revised the amortization schedule and fixed the maturity date of the term loan at January 1, 2018, to align with the interest rate swap entered into by the Company to hedge the floating interest rate under the Credit Agreement; and (iii) revised certain provisions of the Credit Agreement to be consistent with the provisions set forth in that certain Credit Agreement dated as of April 27, 2012 among the Company, certain of its subsidiaries, PNC Bank, National Association, as administrative agent, and the lenders party thereto. The proceeds from the Credit Agreement in the amount of approximately $42.8 million were used primarily to finance the acquisition of the Company's global headquarters and research facility, which was also completed on February 1, 2013.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Report is incorporated by reference into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No		Description
10.1
First Amendment to Credit Agreement dated as of February 1, 2013 among West Pharmaceutical Services, Inc., certain of its subsidiaries, the several banks and other financial institutions party thereto, and PNC Bank, National Association, as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST PHARMACEUTICAL SERVICES, INC.
Date: February 6, 2013
/s/ John R. Gailey III
John R. Gailey III, Vice President, General Counsel
and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1
First Amendment to Credit Agreement dated as of February 1, 2013 among West Pharmaceutical Services, Inc., certain of its subsidiaries, the several banks and other financial institutions party thereto, and PNC Bank, National Association, as administrative agent.

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